Exhibit 99.1

Codorus Valley Bancorp, Inc. Completes $31.0 Million Subordinated Debt Offering

Company Release – December 9, 2020

York, PA – (PRNewsire) – Codorus Valley Bancorp, Inc. (“Codorus Valley” or the “Company”) (NASDAQ: CVLY), the parent company for PeoplesBank, A Codorus Valley Company (“PeoplesBank”), which is the parent company of PeoplesWealth Advisors, today announced the completion of a private placement of $31.0 million in aggregate principal amount of 4.50% Fixed-to-Floating Rate Subordinated Unsecured Notes due 2030 (the “Notes”). The Company intends to utilize the net proceeds for general corporate purposes.

“We are pleased to announce the successful completion of our subordinated debt offering under favorable terms. This debt offering will strengthen the Company’s already strong capital position, provide additional flexibility as we grow our franchise and it will enhance our ability to execute on our long-term business strategies.” said Larry J. Miller, Chairman, President and Chief Executive Officer of Codorus Valley.

The Notes are structured to qualify as Tier 2 capital for Codorus Valley for regulatory capital purposes. The Notes will initially bear a fixed interest rate of 4.50% until December 2025, after which time until maturity on December 9, 2030, the interest rate will reset quarterly to an annual floating rate equal to 90-day average SOFR (Secured Overnight Financing Rate) plus 404 basis points. The Notes are redeemable by the Company at its option, in whole or in part, on or after December 9, 2025. Any redemption will be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest. The Notes are not subject to redemption at the option of the holders.

Boenning & Scattergood, Inc. served as the sole placement agent for the offering. Stevens & Lee, P.C. served as legal counsel to Codorus Valley and Barley Snyder served as legal counsel to the placement agent.

The offer and sale of the Notes has not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualifcation under the securities laws of such jurisdiction. The indebtedness evidenced by the unsecured Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

The Company

With $2.1 billion in assets, Codorus Valley is the largest independent financial services holding company headquartered in York, Pennsylvania.  Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank.  PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. Codorus Valley’s Common Stock is listed on the NASDAQ Global Market under the symbol CVLY.

Forward-looking Statements

Codorus Valley has made forward-looking statements in this Press Release.  These forward-looking statements are subject to risks and uncertainties.  Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries.  When words such as “believes,” “expects,” “anticipates,” or similar expressions occur in this Press Release, the Company is making forward-looking statements.  Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include, but are not limited to: the recent and continuing coronavirus (COVID-19) pandemic which poses risks and may harm the Company’s business and results of operations in future quarters, credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision.  The Company provides greater detail regarding these as well as other factors in its 2019 Form 10-K and 2020 Form 10-Qs, including Risk Factors sections of those reports, and in its subsequent SEC filings.  The Company undertakes no obligation to update or revise any forward-looking statements.

Questions or comments concerning this Press Release should be directed to:

Codorus Valley Bancorp, Inc.

Larry J. Miller

Chairman, President and CEO

717-747-1500

lmiller@peoplesbanknet.com